Exhibit 25(d)(1)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

DEUTSCHE BANK NATIONAL TRUST COMPANY

(Exact name of trustee as specified in its charter)

74-2440850
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

2000 Avenue of the Stars
9th Floor, North Tower
Los Angeles, California	90071
(Address of principal	(Zip Code)
executive offices)

DUKE ENERGY INDIANA, INC.

(Exact name of obligor as specified in its charter)

Indiana	35-0594457
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

1000 East Main Street

Plainfield, Indiana 46168

(Address and Zip Code of principal executive offices)

First Mortgage Bonds

(Title of the Indenture securities)

Item   1.                                                   General Information.

Furnish the following information as to the trustee.

(a)                 Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of the Comptroller of the Currency	1114 Avenue of the Americas
Suite 3900
New York, New York 10036

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

Item   2.                                                   Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.                                 Not Applicable

Item  16.                                               List of Exhibits.

Exhibit 1 -                                     Articles of Association as amended on April 15, 2002 — Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 2 -                                     Certificate of the Comptroller of the Currency dated February 6, 2007 - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 3 -                                     Certification of Fiduciary Powers dated February 6, 2007 - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 4 -                                     Existing By-Laws of Deutsche Bank National Trust Company, as amended, dated May 21, 2003 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 5 -                                     Not applicable.

Exhibit 6 -                                     Consent of Deutsche Bank National Trust Company required by Section 321(b) of the Act.

Exhibit 7 -                                     The latest report of condition of Deutsche Bank National Trust Company dated as of June 30, 2013. Copy attached.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on this 30th day of September, 2013.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/Kathryn Fischer
Kathryn Fischer, Associate

EXHIBIT 6

September 30, 2013

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Duke Energy Indiana, Inc. First Mortgage Bonds, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

DEUTSCHE BANK NATIONAL TRUST COMPANY

/s/Kathryn Fischer
Kathryn Fischer, Associate

EXHIBIT 7

Consolidated Report of Condition of

DEUTSCHE BANK NATIONAL TRUST COMPANY

of 2000 Avenue of the Stars, 9th Floor, North Tower, Los Angeles, CA 90071

At the close of business June 30, 2013, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	0
Interest-bearing balances	22,431
Securities:
Held-to-maturity securities	0
Available-for-sale securities	97,176
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	777
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	0
Other intangible assets	0
Other assets	46,992
Total assets	$167,376

LIABILITIES

Deposits:
In domestic offices	0
Noninterest-bearing	0
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	35,555
Total liabilities	35,555
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	50,000
Surplus (exclude all surplus related to preferred stock)	50,504
Not available
Retained earnings	31,317
Accumulated other comprehensive income	0
Other equity capital components	0
Not available
Total bank equity capital	131,821
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	131,821
Total liabilities and equity capital	167,376